[FORM OF]

FORWARD INDUSTRIES, INC.

SECURITIES PURCHASE AGREEMENT

June 28, 2013

FORWARD INDUSTRIES, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of June 28, 2013 by and among Forward Industries, Inc. (the “Company”) and the purchaser executing this Agreement (the “Purchaser”).

RECITALS

A.        The Company has authorized the sale and issuance of (i) shares of the Company’s 6% Senior Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Amendment to Company’s certificate of incorporation, in the form of Exhibit A attached hereto (the “Certificate of Amendment”) and (ii) warrants for the purchase of shares of the Company’s common stock in the form of Exhibit B attached hereto (each a “Warrant”, and collectively, the “Warrants” and together with the Preferred Stock, the “Securities”)

B.        Subject to the terms and conditions set forth in securities purchase agreements substantially similar to this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder (“Regulation D”), the Company desires to issue and sell the Securities to certain purchasers, including the Purchaser, in a private placement offering as more fully set forth herein (the “Offering”);

B.        The Purchaser desire to purchase, and the Company desires to issue and sell, the Securities subscribed for by Purchaser, on the terms and conditions set forth herein.

            C.        In connection with the issuance and sale of the Securities, the Company and the Purchaser also intend to enter into a Registration Rights Agreement of even date herewith, in the form of Exhibit C attached hereto (the “Registration Rights Agreement”).

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.         Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Amendment, and (b) the following terms have the meanings set forth in this Section 1:

“Closing” shall mean the closing of the Offering contemplated by this Agreement.

“Closing Date” means the date of the Closing under this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company Charter Documents” shall have the meaning ascribed to that term in Section 3(b).

“Company Counsel” means Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3(g).

“Intellectual Property” shall have the meaning ascribed to such term in Section 3(j).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3(a).

“Offering” means the Company’s private placement offering of the Securities, as described in further detail in this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“SEC Reports” shall have the meaning ascribed to that term in Section 3(g).

“Subscription Amount” shall mean, as to the Purchaser, the aggregate amount to be paid for the Preferred Stock and Warrants purchased hereunder as specified below Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Transaction Documents” means this Agreement, the Certificate of Amendment, the Warrants and the Registration Rights Agreement.

2.          Purchase and Sale of Securities.

(a)       Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by Purchaser, the Company agrees to sell, and Purchaser agrees to purchase, for an aggregate purchase price equal to Purchaser’s Subscription Amount, representing a total purchase price per each share of Preferred Stock and Warrant of $1.965: (i) the number of shares of Preferred Stock specified below Purchaser’s name on the signature page of this Agreement and (ii) Warrants as determined pursuant to Section 2(b)(i) and specified below Purchaser’s name on the signature page of this Agreement.  Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount, and the Company shall deliver to Purchaser shares of Preferred Stock and Warrants as determined pursuant to Section 2(b)(i), and the Company, on the one hand, and Purchaser on the other hand, shall deliver the other items set forth in Section 2(b) deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2(b) and 2(c), the Closing shall occur at the offices of the Company Counsel or such other location or such other manner (including by electronic means) as the parties shall mutually agree.

(b)       Deliveries.

(i)        On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser (or such other Person, as specifically provided below) the following:

(1)          this Agreement duly executed by the Company;

(2)          a certificate evidencing a number of shares of Preferred Stock specified below Purchaser’s name on the signature page of this Agreement, registered in the name of Purchaser;

(3)          a Warrant registered in the name of Purchaser to purchase up to such number of shares of Common Stock as shall be equal to the number of shares of Preferred Stock issued to Purchaser in the Offering;

(4)          evidence of the filing of the Certificate of Amendment with the Secretary of State of New York;

(5)          an officer’s certificate from the Chief Executive Officer of the Company, dated as of the Closing Date certifying that the representations and warranties of the Company are true and correct as of such date and that the Company has satisfied all of the conditions to the Closing;

(6)          a certificate from the Secretary of the Company, dated as of the Closing Date, certifying and setting forth (A) the Company’s certificate of incorporation, Certificate of Amendment and by-laws; (B) the names, signatures and positions of the Persons authorized to execute this Agreement and any other Transaction Documents to which the Company is a party; and (C) a copy of the resolutions of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, as applicable; and

(7)          the Registration Rights Agreement duly executed by the Company.

(ii)         On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(1)          this Agreement duly executed by the Purchaser;

(2)          Purchaser’s Subscription Amount by wire transfer or certified check to the Company; and

(3)          the Registration Rights Agreement duly executed by Purchaser.

(c)         Closing Conditions.

(i)          The obligations of the Company hereunder in connection with Closing are subject to the following conditions being met:

(1)          the accuracy in all material respects on the Closing Date, of the representations and warranties of Purchaser contained herein;

(2)          all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date, shall have been performed or waived; and

(3)          the delivery by Purchaser of the items set forth in Section 2(b)(ii) of this Agreement.

(ii)         The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(1)          the accuracy in all material respects when made and on the Closing Date, of the representations and warranties of the Company contained herein;

(2)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, shall have been performed or waived;

(3)          except for any items specifically permitted to be delivered by the Company after the Closing Date, the delivery by the Company of the items set forth in Section 2(b)(i) of this Agreement; and

(4)          on and as of the Closing Date, there shall not exist any Material Adverse Effect with respect to the Company.

3.          Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to the Purchaser that:

(a)           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has qualified to do business in all jurisdictions in which the absence of such qualification would have a material adverse effect on the assets, condition (financial or otherwise), affairs, earnings, business or operations of the Company (a “Material Adverse Effect”) and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and to conduct its business.  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)           No Conflict.  The execution, delivery and performance of this Agreement, and the Registration Rights Agreement by the Company and the issuance of the Securities contemplated hereby do not and will not: (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Company (the “Company Charter Documents”) as in effect on the date hereof; (ii) materially conflict with or violate any law or governmental order as in effect on the date hereof applicable to the Company, or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration of performance required by, suspension, revocation or cancellation of any rights pursuant to, any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof to which the Company is a party or by which any of Company’s assets or properties is bound or affected, which individually or in the aggregate would have a Material Adverse Effect.

(c)            Issuance and Delivery of the Securities.  The Securities have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Securities will be (i) validly issued, fully paid and nonassessable, (ii) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company or any liens or encumbrances and (iii) entitled to the rights set forth in the Certificate of Amendment.  The shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrant have been duly authorized and reserved by the Company and, when issued upon conversion or exercise in accordance with the Certificate of Amendment and the Warrant, as applicable, will be validly issued, fully paid and nonassessable.

(d)          Authorized Capital Stock.  As of the date hereof and immediately prior to the issuance of the Preferred Stock and Warrants hereunder, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which as of the date hereof, 8,112,685 shares are issued and outstanding, (ii) 4,000,000 shares of preferred stock, par value $0.01 per share, of which (A) 100,000 shares are designated as “Series A Participating Preferred Stock, of which as of the date hereof no shares are issued or outstanding and (B) 1,500,000 shares are designated as the Preferred Stock, of which as of the date hereof no shares are issued or outstanding.  All of the outstanding shares have been validly issued and are fully paid and nonassessable.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  Except as set forth in the SEC Reports, as of the date hereof, (i) there are no outstanding options (except for options granted under the Company’s existing equity incentive plans), warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement.  The Company has furnished to the Purchaser true and correct copies of the Company Charter Documents, as in effect on the date hereof.

(e)         Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the notification pursuant to an Application for Listing of Additional Shares to The Nasdaq Stock Market and filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

(f)         Private Placement.  Subject to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(g)        SEC Reports; Financial Statements.

(i)          The Company has filed all forms, reports and documents required to be filed by it with the Commission, and has heretofore made available to the Purchaser in the form filed with the Commission (excluding any exhibits thereto) (i) its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, (ii) its Quarterly Reports on Form 10-Q for the quarters ending December 31, 2012 and March 31, 2013, and (iii) its Current Reports on Form 8-K filed with the Commission on or after September 30, 2012 and prior to the Closing (collectively, the “SEC Reports”).

(ii)          The SEC Reports were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(iii)          The financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applicable in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.

(h)        Absence of Certain Changes.  Since March 31, 2013, except as disclosed in the SEC Reports filed prior to the Closing Date, there has not been:

(i)            any change in the assets, liabilities, condition (financial or otherwise), affairs, earnings, business or operations of the Company from that reflected in the financial statements referred to in Section 3(g)(iii) above, except for changes in the ordinary course of business which, either individually or in the aggregate, have not had, or may be reasonably expected to result in, a Material Adverse Effect;

(ii)           any incurrence of liabilities or obligations by the Company, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except liabilities and obligations incurred in the ordinary course of business, none of which has had, or is reasonably likely to result in, a Material Adverse Effect;

(iii)          any hiring by the Company of any new officer or any material increase in compensation of any of its existing officers, or the rate of pay of its employees as a group (except as part of regular compensation increases in the ordinary course of business), or any material change of such officers’ or employees’ employment agreements or of any benefit plan relating to the Company’s employees;

(iv)          any resignation or termination of employment of any officer of the Company and the Company has not received any written notice of the impending resignation or termination of employment of any such officer;

(v)           any change in the accounting methods or practices followed by the Company;

(vi)          any issuance of any stock, bonds, or other securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except for those issuances contemplated or permitted by the Transaction Documents;

(vii)          any changes to the Company Charter Documents, except for those changes contemplated by the Transaction Documents; or

(viii)         any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject which, either individually or, in the aggregate, has had or may be reasonably expected to, result in a Material Adverse Effect.

(i)          Litigation.  Except as disclosed in the SEC Reports, (a) there are no suits, actions, proceedings or investigations pending or, to the Company's knowledge, threatened, against the Company before any governmental authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; and (b) the Company is not subject to any outstanding judgment, order, writ, injunction or decree that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(j)          Patents and Trademarks.  The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted (collectively, the “Intellectual Property”).  The Company has no knowledge as of the date hereof of, any infringement of or conflict with asserted rights of others with respect to the Intellectual Property that has or reasonably may be expected to result in a Material Adverse Effect, and the Company is unaware of any facts or circumstances which might give rise to the foregoing.

(k)         Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business the lack of which could, individually or in the aggregate, have, or may be reasonably expected to result in a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

(l)          Governmental Regulation.  The Company is not subject to regulation under the Investment Company Act of 1940, or to any United States of America, state or local statute or regulation limiting its ability to incur indebtedness.

(m)        Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Investor upon consummation of the transactions contemplated by this Agreement.

4.          Representations and Warranties of the Purchaser.  The Purchaser hereby represents, warrants and covenants individually and not jointly to the Company that:

(a)          Authorization.  The Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)         Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)         Knowledge.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)         No Public Market.  The Purchaser understands that no public market now exists for any of the securities issued by the Company other than the Common Stock, that the Company has made no assurances that a public market will ever exist for the Securities, other than the Common Stock.

(e)         Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)            “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “ACTS”).  NO INTEREST MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.”

(ii)            Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f)          Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)          No Hedging Activity.  The Purchaser and its affiliates have not bought, sold, sold short or otherwise directly or indirectly traded in the Common Stock or in any puts, options or futures with respect to the Common Stock from May 31, 2013 through the date hereof, and will not sell short or trade in any puts, options or futures with respect to the Common Stock for a period of twenty (20) days from the date hereof.

5.          Indemnification.  To the extent permitted by law, the Company shall indemnify and hold the Purchaser harmless from and pay any and all losses, expenses, costs and damages, reasonable attorneys’ fees, attributable to any third party claim, suit or proceeding against any Purchaser arising from or alleging any breach or inaccuracy of any representation or warranty or any breach of any covenant, agreement, or undertaking made by the Company in this Agreement; provided, however, that the indemnity contained in this Section 5 shall not apply to any amounts paid in settlement or compromise of any such loss, damage, claim, suit, or proceeding if such settlement is effected without the consent of the Company (which will not be unreasonably withheld).

6.          Miscellaneous.

(a)          Successor and Assigns.  Subject to compliance with applicable federal and state securities laws, the Purchaser (or subsequent holder of any Preferred Stock) may assign and transfer its rights and obligations under this Agreement at such times and upon such conditions as the Purchaser shall determine in its sole discretion subject to the obligations imposed on the Purchaser by this Agreement; provided, however, that (i) each such transferee shall be of sufficiently sound financial condition to satisfy the obligations being transferred and only if such transfer or assignment and delivery will not adversely affect the Company’s ability to independently enforce its rights against any such transferee and (ii) each such permitted transferee or assignee shall be bound by the terms and conditions of this Agreement and the other applicable Transaction Documents pursuant to a written instrument signed by such permitted transferee reasonably satisfactory to the Company. Subject to the foregoing, this Agreement will bind and inure to the parties and their respective successors and permitted assigns.

(b)          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(c)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally, or one business day after being sent by overnight delivery service or upon sending if sent by confirmed facsimile or email, or 5 days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, facsimile number or email address as set forth on such party’s signature page hereto or as subsequently modified by written notice.

(f)           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 8(f) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(g)          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)          Finders’ Fees.  Each of the Company and the Purchaser will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders’ fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

(i)           Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

(j)           Entire Agreement.  This Agreement and the other Transaction Documents (and the Exhibits hereto and thereto) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(k)          Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  The Purchaser agrees that neither the Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any other purchaser of Securities in connection with the Offering shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FORWARD INDUSTRIES, INC.	Address for Notice: 477 Rosemary Avenue Suite 219 West Palm Beach, Florida 33401
By:__________________________________________ Name: Robert Garrett Jr. Title: Chief Executive Officer	Fax: (561) 465-0074
With a copy to (which shall not constitute notice): Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 Attn: Adam W. Finerman, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: ________________________________________

Signature: _______________________________________________

Name of Authorized Signatory (if an Entity): ______________________

Title of Authorized Signatory (if an Entity): _______________________

Email Address: _____________________________

Telephone Number: _________________________

Facsimile Number: __________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:

Shares of Preferred Stock:

Warrant Shares:

EIN or SSN:

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Exhibit A -        Form of Certificate of Amendment

Exhibit B -        Form of Warrant

Exhibit C -        Form of Registration Rights Agreement

EXHIBIT A

Form of Certificate of Amendment

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Registration Rights Agreement